EXHIBIT 23(a)

Consent of KPMG Peat Marwick

The Board of Directors
First Southeast Banking Corp.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Proxy
Statement-Prospectus.


                                   KPMG PEAT MARWICK

Milwaukee, Wisconsin
June 24, 1994